                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                    HOUSEHOLD AFFINITY FUNDING CORPORATION


     FIRST. The name of the corporation is HOUSEHOLD AFFINITY FUNDING CORPORATION (the "Corporation").

     SECOND. Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name and address of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

     (a) to borrow money on a non-recourse basis in connection with securitizations, to make deposits of money in bank accounts, to grant security interests in such deposits for its own benefit or the benefit of others and to purchase or otherwise acquire securities evidencing ownership of, or other interests in, assets securitized by itself or third parties.

     (b) to acquire, hold, sell and pledge receivables arising from credit card agreements ("Receivables") and/or participations in pools of assets ("Participation Interests") and to enter into agreements for the servicing of such Receivables and Participation Interests.

     (c) to enter into any agreement (including, without limitation, any agreement creating a trust) providing for the authorization, issuance, sale and delivery of certificates in connection with the Household Affinity Credit Card Master Trust I ("Certificates"), secured or supported by such Receivables or Participation Interests or collections thereon.

     (d) to hold, pledge or otherwise deal with any certificate representing a residual interest or other ownership interest in such Receivables and Participation Interests ("Seller Certificate") or any supplement thereto.

     (e) to invest proceeds from such Receivables and/or Participation Interests, funds received in respect of any Seller Certificate, or any supplement thereto, and any other income as determined by the Corporation's board of directors, including investing in other Receivables and/or Participation Interests.

     (f) to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Delaware that are incidental to and necessary or convenient for the accomplishment of the purposes stated in (a) through (e) above; provided that the Corporation shall not engage in the business of personal finance, consumer finance, sales finance, commercial finance, banking or factoring.

     FOURTH. The amount of the total authorized capital stock of the Corporation is One Thousand One Dollars ($1,001.00) consisting of One Thousand (1,000) shares of a class of common stock of the par value of One Dollar ($1.00) designated as Common Stock and One Share (1) of a class of special voting preferred stock of the par value of One Dollar ($1.00) designated as Class SV Preferred Stock.

     The holder of Common Stock shall be entitled to all of the rights and privileges pertaining to common stock without any limitations, prohibitions, restrictions, or qualifications under the General Corporation Law of the State of Delaware.

     The holder of the Class SV Preferred Stock shall be entitled to no rights or privileges (including, but not limited to, no rights of the holder to receive dividends) under the General Corporation Law of the State of Delaware except that the holder shall be entitled to vote with respect to any matters to come before the stock holders of the Corporation with respect to the consent of all holders of the Class SV Preferred Stock required by Article Fourteenth hereof and shall be entitled to receive only upon liquidation an amount equal to One Dollar ($1.00), which is to be received prior to any distribution to holders of Common Stock.

     FIFTH. The name and post office address of the sole incorporator signing the certificate of incorporation is as follows:

          NAME                      POST OFFICE ADDRESS
          ----                      -------------------

     Laurie S. Mattenson            2700 Sanders Road
                                    Prospect Heights, IL  60070

     SIXTH. The names and post office addresses of the first board of directors, which shall be three in number, are as follows:

          NAME                      POST OFFICE ADDRESS
          ----                      -------------------


     B. B. Moss, Jr.                2700 Sanders Road
                                    Prospect Heights, IL  60070

     J. W. Blenke                   2700 Sanders Road
                                    Prospect Heights, IL  60070

     S. H. Smith                    2700 Sanders Road
                                    Prospect Heights, IL  60070

     SEVENTH.  The Corporation is to have perpetual existence.

     EIGHTH. Provisions for the management of the business and for the conduct of the affairs of this Corporation and provisions creating, defining, limiting and regarding the powers of the Corporation, the directors and stockholders are as follows:

          (1) subject to the bylaws, if any, adopted by the stockholders, the board of directors shall have the power to make, alter, amend or repeal the bylaws of the Corporation.

          (2) the board of directors shall have the power to make, adopt, alter, amend and repeal the bylaws of this Corporation without the assent or vote of the stockholders, including, without limitation, the power to fix, from time to time, the number of directors which shall constitute the whole board of directors of this Corporation subject to the right of the stockholders to alter, amend and repeal the bylaws made by the board of directors.

          (3) Election of directors of this Corporation need not be by written ballot unless the bylaws so provide.


          (4) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of this Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon this Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of this Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the board of directors of this Corporation are hereby expressly empowered to exercise all such powers and to do all such acts and things as may be exercised or done by this Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware and of the Certificate of Incorporation as they may be amended, altered or changed from time to time and to any bylaws from time to time made by the directors or stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the board of directors which would have been valid if such bylaw had not been made.

          (6) Whenever this Corporation shall be authorized to issue more than one class of stock, the holders of the stock of any class which is not otherwise entitled to voting power shall not be entitled to vote upon the increase or decrease in the number of authorized shares of such class.

     NINTH. To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article NINTH by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

     TENTH. (A) This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation), by reason of the fact that he/she is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such act, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of this Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

     (B) This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of this Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     (C) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation as authorized in Section 145 of the Delaware General Corporation Law. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (D) In addition to the right of indemnification provided for in this Article TENTH, this Corporation shall, to the fullest and broadest extent permitted by applicable law, including, without limitation, Section 145 of the Delaware General Corporation Law as it may be amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     (E) The right of indemnification provided by this Article TENTH shall apply as to action by any person in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (F) The right of indemnification provided by this Article TENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (G) The right of indemnification provided by this Article TENTH shall be deemed to be a contract between this Corporation and each director, officer, employee or agent of this Corporation who serves in such capacity, both as to action in his/her official capacity and as to action in another capacity while holding such office, at any time while this Article TENTH and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     (H) Notwithstanding any provision of this Article TENTH to the contrary, this Corporation may, but shall not be obligated to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not this Corporation would have the power to indemnify him or her against such liability.

     (I) For purposes of this Article TENTH, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner he/she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article TENTH.

     ELEVENTH.  [Reserved].

     TWELFTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the certificate of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THIRTEENTH. Notwithstanding any other provision of the Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, engage in any business or activity other than as authorized by Article THIRD hereof for so long as the Certificates are outstanding and shall not, without the unanimous consent of the Board of Directors of the Corporation:

     (a) institute proceedings to be adjudicated insolvent, or consent to the institution of any bankruptcy or insolvency case or proceedings against it, or file or consent to a petition under any applicable federal or state law relating to bankruptcy, seeking the Corporation's liquidation or reorganization or any other relief for the Corporation as debtor, or consent to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action;

     (b)  dissolve or liquidate, in whole or in part;

     (c) consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, or permit any entity to merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation;

     (d) amend, alter, change or repeal Article THIRD or this Article THIRTEENTH or Article FOURTEENTH.

     (e) maintain separate corporate records and books of account, a separate business office and a separate record of the minutes of the Corporation.


     FOURTEENTH. Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the unanimous consent of all of the holders of the Class SV Preferred Stock of the Corporation, institute proceedings to be adjudicated insolvent, or consent to the institution of any bankruptcy or insolvency case or proceedings against it, or file or consent to a petition under any applicable federal or state law relating to bankruptcy, seeking the Corporation's liquidation or reorganization or any other relief for the Corporation as debtor, or consent to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action. This Article Fourteenth may not be amended without the consent of all the stockholders of the Corporation entitled to vote on the matters contained in this Article Fourteenth.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this certificate of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this twenty-seventh (27) day of April, 1993.


/s/ Laurie S. Mattenson



In the presence of:


/s/ John W. Blenke

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                   (HOUSEHOLD AFFINITY FUNDING CORPORATION)


     Household Affinity Funding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation.

     RESOLVED, that paragraph (d) of Article THIRD of the Certificate of Incorporation be amended by deleting and restating such paragraph to read, in its entirety, as follows:

          (d) to hold, pledge or otherwise deal with any certificate representing a residual interest or other ownership interest in such Receivables and Participation Interests in connection with the Household Affinity Credit Card Master Trust I ("Seller Certificate") or any supplement thereto.

     FURTHER RESOLVED, that paragraph (e) of Article THIRTEENTH of the Certificate of Incorporation be amended by deleting and restating such paragraph to read, in its entirety, as follows:

          (e) fail to maintain separate corporate records and books of account, a separate business office and a separate record of the minutes of the Corporation.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provision of Section 228 of the General Corporation Law of the State Delaware.

     THIRD: That the aforesaid amendment of the Certificate of Incorporation, set forth in Paragraph FIRST hereinabove, has been duly adopted in accordance with the provision of Section 242 AND 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by S. H. Smith, its Vice President, Assistant Treasurer and Director, and by J. W. Blenke, its Vice President and Secretary, this 4th day of May, 1993.


                                       HOUSEHOLD AFFINITY FUNDING CORPORATION


                                       By: /s/ S H. Smith



Attest:


/s/ J. W. Blenke

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


     HOUSEHOLD AFFINITY FUNDING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY

     FIRST: that the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation.

          RESOLVED, that Article TENTH of the Certificate of Incorporation of HOUSEHOLD AFFINITY FUNDING CORPORATION be amended by deleting and restating such Article to read, in its entirety, as follows:

     TENTH:  Reserved.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the general Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, HOUSEHOLD AFFINITY FUNDING CORPORATION has caused this certificate to be signed by J. W. Saunders, its President, and by J. W. Blenke, its Secretary this 8th day of December, 1994.

                                       HOUSEHOLD AFFINITY FUNDING CORPORATION


                                       By: /s/ J. W. Saunders
                                           -------------------------
                                           J. W. Saunders, President


Attest

By  /s/ J. W. Blenke
    -----------------------
    J. W. Blenke, Secretary